Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-24123, 333-32315, 333-93565, 333-62431, 333-44414, 333-63526, 333-143854 and 333-204619) on Form S-8 of AstroNova, Inc. of our report dated April 6, 2017, related to our audit of the consolidated financial statements, internal control over financial reporting and the financial statement schedule, which appear in this Annual Report on Form 10-K for the year ended January 31, 2017.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

April 6, 2017